NORTHBROOK LIFE INSURANCE COMPANY


                            FLEXIBLE PREMIUM DEFERRED
                               ANNUITY CERTIFICATE



Northbrook Life Insurance Company, A Stock Company, Home Office: Allstate Plaza, Northbrook, Illinois 60062


This Certificate is issued according to the terms of Master Policy Number 648900007 issued by Northbrook Life Insurance Company to Dean Witter Reynolds Inc. Dean Witter Reynolds Inc. is called the Master Policyholder. This Certificate is issued in the state of Delaware and is governed by Delaware law.

Throughout this Certificate, "you" and "your" refer to the Certificate's owner(s). "We", "us" and "our" refer to Northbrook Life Insurance Company.

This flexible premium deferred annuity provides a cash withdrawal benefit and a death benefit during the accumulation phase and periodic income payments beginning on the payout start date during the payout phase.

This Certificate and the Master Policy do not pay dividends.

PLEASE READ YOUR CERTIFICATE CAREFULLY

Return Privilege

If you are not satisfied with this Certificate for any reason, you may return it to us within 20 days after you receive it. We will refund any purchase payments to you.








         Secretary                                   President

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------


ANNUITY DATA...................................................................3

THE PEOPLE INVOLVED............................................................4

ACCUMULATION PHASE.............................................................5

PAYOUT PHASE...................................................................8

INCOME PAYMENT TABLES..........................................................9

GENERAL PROVISIONS............................................................10

                        Northbrook Life Insurance Company

                      FREE WITHDRAWAL CERTIFICATE AMENDMENT



The following language replaces the Free Withdrawal Amount section of your Certificate.



Free Withdrawal Amount. A withdrawal amount free of withdrawal charges and market value adjustments will be available in each sub-account year for each sub-account. The free withdrawal amount is 10% of the amount of the sub-account's purchase payment or funds allocated to the sub-account.

Any free withdrawal amount not withdrawn in a sub-account year may not be carried over to increase the free withdrawal amount in a subsequent sub-account year. Similarly, the free withdrawal amount not withdrawn from one sub-account may not be transferred to increase the free withdrawal amount in another sub-account.

The  initial   sub-account   year  is  defined  as  beginning  on  the  date  of
establishment of the sub-account. Subsequent sub-account years are defined as beginning on the anniversary date of the establishment of the sub-account.










      Secretary                                             President

--------------------------------------------------------------------------------
THE PEOPLE INVOLVED
--------------------------------------------------------------------------------


Owner. The person named at the time of enrollment is the owner of this Certificate unless subsequently changed. As owner, you will receive any periodic income payments.

You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary while the annuitant is alive. You may not, however, change the annuitant. Once we have received a satisfactory written request for an owner or beneficiary change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request from you.

The owner will receive the death benefit upon the death of the annuitant, who is not also an owner.

You may not assign an interest in this Certificate as collateral or security for a loan. Other than stated previously, you may assign benefits under this Certificate prior to the payout start date. No beneficiary may assign benefits under the Certificate until they are due to them. We are not bound by an assignment unless it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If the owner is more than one person:

o owner as used in this Certificate is defined as all people named as owners, unless other wise indicated;
o    any request to exercise ownership rights must be signed by all owners; and
o on the first death of a person who is an owner, the new owner shall be the surviving person(s) named as the owner.

Annuitant. The annuitant must be a natural person. The annuitant's life may affect the timing or amount of the payout under this Certificate. The owner is the annuitant unless a different annuitant has been named.

Beneficiary. The beneficiary becomes the new owner if the sole surviving owner dies prior to the payout start date.

If the sole surviving owner dies after the payout start date, the beneficiary will receive any guaranteed income payments scheduled to continue.

We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if the beneficiary named is no longer living, the beneficiary will be:

o    your spouse if living; otherwise
o    you children equally if living; otherwise
o    your estate.

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------


Accumulation Phase Defined. The accumulation phase is the first of two phases in the life of your Certificate. The accumulation phase begins on the issue date stated on the Annuity Data page. This phase will continue until the payout start date unless the Certificate is terminated before that date.

Account Value.  Your account value is the sum of all sub-account values.

Sub-accounts. Sub-accounts are identified by the guarantee period and the date the guarantee begins. Sub-accounts are established:

o    When purchase payments are made; or

o When previous sub-accounts expire and a new sub-account is selected or established.

Sub-account Values. Your sub-account value is equal to the funds allocated to that sub-account plus interest credited thereon. Those funds can be either purchase payments or previous sub-account values. Any withdrawals will affect you sub-account value.

Purchase Payments. Purchase payments may be made at any time during accumulation phase. Purchase payments after the initial purchase payment are not required. We may limit the amount of purchase payments we will accept. We may also limit the number of additional purchase payments - see annuity data page 3 for details.

You will be required to designate a guarantee period for each purchase payment made.

Interest Credited. Interest will be credited daily using the effective annual interest rate declared by us for that particular guarantee period at the time the sub-account is established. Interest will be credited to the initial purchase payment from the issue date. Interest will be credited to subsequent purchase payments from the date of receipt. "Effective annual rate" is defined as the yield resulting when interest credited at the underlying daily rate has compounded for a full year. Interest rates will be declared periodically for each guarantee period then being offered. The declared rates will be greater than or equal to the minimum guaranteed rate shown on the annuity data page.

Guarantee Period. Guarantee periods will be offered at our discretion. They may range from one to ten years.

A notice will be mailed 21 years prior to the expiry of each sub-account directing you to select a renewal guarantee period(s). If we do not receive a selection by the expiry of the sub-account, a renewal guarantee period of the same duration as the previous guarantee period will automatically be established. If a renewal guarantee period selection is made within the ten calendar days following the sub-account expiry, a sub-account will be established according to that selection as of the sub-account expiry date.

No less than [$1,000] may be allocated to any one guarantee period at the time a purchase payment is made or a renewal guarantee period is selected.

Partial withdrawal or Surrender. You have the right to make a partial withdrawal or full surrender at any time during the accumulation phase. You must specify the sub-account(s) from which you wish to make a withdrawal. The amount of any withdrawal you request, plus any applicable withdrawal charge and taxes, will reduce your sub-account value. In addition, a market value adjustment will be applied to your withdrawal or surrender amount when applicable. If a withdrawal is made prior to the end of a guarantee period, a withdrawal charge and a market value adjustment will be applied to the amount of the withdrawal in excess of the free withdrawal amount. In addition, the amount you receive will reflect the deduction of any applicable taxes.

Any partial withdrawal must be at least [$100]. If a partial withdrawal would leave a sub-account value of less than [$1000], we will treat the request as a withdrawal of that sub-account's entire value. If any partial withdrawal reduces the account value of your Certificate to less than [$1000], we will treat the request as a full surrender of the entire account value and the Certificate will terminate.

If you surrender your Certificate, we will pay you its account value adjusted by any applicable market value adjustment, less any applicable withdrawal charges and taxes. Upon surrender, the Certificate will terminate.

During the first ten days of a renewal guarantee period, any amount withdrawn will not incur withdrawal charges or market value adjustments, nor will it reflect any interest earned during this period.

Withdrawal Charge. A withdrawal charge will be applied to a withdrawal from the sub-account prior to the end of its guarantee period.

Withdrawal charges will be the lesser of:

     (a) one half the interest crediting rate for the sub-account multiplied by the amount withdrawn in excess of the free withdrawal amount; or

     (b)  interest earned on the amount withdrawn.

Free Withdrawal Amount. A withdrawal amount free of withdrawal charges and market value adjustments will be available in each sub-account year for each sub-account after the sub-account reaches its first anniversary. The free withdrawal amount is 10% of the amount of the sub-account's purchase payment or funds allocated to the sub-account.

Any free withdrawal amount not withdrawn in a sub-account year may not be carried over to increase the free withdrawal amount in a subsequent sub-account year. Similarly, the free withdrawal amount not withdrawn from one sub-account may not be transferred to increase the free withdrawal amount in another sub-account.

The sub-account year is defined as beginning on the anniversary date of the establishment of the sub-account.

Taxes. Any premium taxes or other applicable taxes imposed on amounts relating to this Certificate may be deducted from purchase payments or the account value when the tax is incurred or at a later time.

Market Value Adjustment. If money is withdrawn from the sub-account prior to the end of its guarantee period, an adjustment will be made prior to distribution. The market value adjustment formula may be either positive or negative and will be based on the following.

        I  =  the interest crediting rate for that sub-account;

        N = the number of complete days from the date the withdrawal request is received to the end of the sub-account's guarantee period; and

        J = The current interest crediting rate offered, on the date the withdrawal request is received, for a guarante period of duration
              N. If a guarantee period of duration N is not currently being offered, J will be determined by linear interpolation (weighted average). If N is less than or equal to 365 days, J will be the rate for a guarantee period of duration 365.

The market value adjustment factor is determined from the following formula:

                            .9 x (I - J) x (N / 365)

The amount withdrawn in excess of the free withdrawal amount will be multiplied by the result of the adjustment factor to determine the market value adjustment.

Return of Purchase Payment Guarantee. If you surrender this Certificate, you will receive an amount at least equal to all purchase payments less any prior partial withdrawals.

Death of Owner or Annuitant. If any owner or annuitant dies prior to the payout start date, a death benefit may be paid.

If an owner dies prior to the payout start date, the new owner (any surviving owner(s) or if none, the beneficiary) may elect, within 60 days of the date of death, to receive the death benefit in a lump sum or apply the death benefit to an income plan. Payments from the income plan must begin within one year of the date of death and must be over the life of the new owner, or a period not to exceed the life expectancy of the new owner.

Otherwise, the new owner may elect to receive the settlement value payable in a lump sum within five years of the date of death. Any remaining funds will be distributed at the end of the five year period. An annuitant is necessary to continue the Certificate between the date of the owner's death and the final distribution. If there is no annuitant at that time, the new annuitant will be the youngest new owner.

If the owner is the surviving spouse of the deceased owner, then the spouse may continue the Certificate in the accumulation phase as if the death had not occurred. If there is no annuitant at that time, the new annuitant will be the surviving spouse. The surviving spouse may also select one of the options listed above.

If the new owner is a non-natural person, then the owner must receive the death benefit in a lump sum, and the options listed above are not available.

If the annuitant, not also an owner, dies prior to the payout start date, then the owner may elect within 60 days of the date of death, to receive the death benefit in a lump sum, or apply the death benefit to an income plan. The options listed above are not available.

Death Benefit.  The death benefit is the greater of:

     (a)  the account value, or

     (b)  the settlement value

We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit. A complete request includes due proof of death.

Settlement Value. The settlement value is the account value adjusted by the market value adjustment, less any applicable withdrawal charges and taxes.

PAYOUT PHASE
--------------------------------------------------------------------------------


Payout Phase Defined. The payout phase is the second of the two phases in the life of your Certificate. During this phase the account value is applied to the income plan you choose and is paid out as provided in that plan.

The payout phase begins on the payout start date. It continues until we make the last payment as provided by the income plan chosen.

Payout Start Date. The anticipated payout start date is shown on the Annuity Data page. You may change the payout start date by writing to us at least 30 days prior to the payout start date.

The payout start date must be on or before the later of:

     o    the annuitant's 90th birthday; or
     o    the 10th anniversary of this Certificate's issue date.

Unless changed as described above, we will use the payout start date shown on the Annuity Data page.

Income Plans. An income plan distributes payments on a scheduled basis. The account value on the payout start date, less any applicable tax, will be applied to your income plan choice from the following list:

1. Life Income with Guaranteed Payments. We will make payments to you for as long as the annuitant lives. If the annuitant dies before all guaranteed payments have been made, we will continue to pay you the remainder of the guaranteed payments.

2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments to you for as long as either the annuitant named by you or any joint annuitant, named at the time of income plan selection, lives. If both the annuitant and the joint annuitant die before all guaranteed payments have been made, we will continue to pay you the remainder of the guaranteed payments.

3. Guaranteed Payments for a Specified Period. We will make payments beginning on the payout start date for a specified period. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360.

We reserve the right to accept other income plans.

Payout Terms and Conditions. The income payments are subject to the following terms and conditions:

o If we do not receive a written choice of an income plan from you at least 30 days before the payout start date, the income plan will be life income with 120 months guaranteed.

o If you choose an income plan which depends on any person's life, we may require proof of age and sex before income payments begin.

o We may require proof that the annuitant or joint annuitant is still alive before we make each payment that depends on their continued life.

o After the account value has been applied to an income plan on the payout start date, the income plan cannot be changed and no withdrawals can be made.

o If any owner dies during the payout phase, income payments will continue as scheduled.

o Should the account value be less than $2,000, or not be enough to provide an initial payment of at least $20, we reserve the right to:

     o    change the payment frequency to make the payment at least $20; or
     o    terminate the Certificate and pay you the account value in a lump sum.

INCOME PAYMENT TABLES
--------------------------------------------------------------------------------

Income payments will be at least the amount shown in the tables below, less any federal taxes which are required to be withheld. The Income Payment Tables are based on 4.0% interest and the 1983 Table a Annuity Mortality Tables. Income payments for ages not shown in this section will be determined on a basis consistent with that used to determine those that are shown.

Income Plan 1 - Life Income with 120 Months Guaranteed


--------------------------------------------------------------------------------
       Monthly Income Payment for each $1,000 Applied to this Income Plan
--------------------------------------------------------------------------------

  Annuitant's                        Annuitant's                        Annuitant's
    Age          Male      Female       Age        Male       Female       Age        Male       Female
------------- ----------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
     35         $4.05       $3.88        49        $4.73      $4.42         63        $6.07      $5.53
     36          4.09        3.90        50         4.80       4.47         64         6.21       5.65
     37          4.13        3.93        51         4.87       4.53         65         6.35       5.77
     38          4.17        3.96        52         4.95       4.59         66         6.50       5.90
     39          4.21        3.99        53         5.02       4.65         67         6.65       6.04
     40          4.25        4.03        54         5.11       4.72         68         6.81       6.18
     41          4.30        4.06        55         5.19       4.79         69         6.97       6.34
     42          4.34        4.10        56         5.28       4.87         70         7.14       6.50
     43          4.39        4.14        57         5.38       4.95         71         7.31       6.66
     44          4.44        4.18        58         5.48       5.03         72         7.48       6.84
     45          4.49        4.22        59         5.59       5.12         73         7.65       7.02
     46          4.55        4.27        60         5.70       5.21         74         7.82       7.21
     47          4.61        4.31        61         5.82       5.31         75         8.00       7.40
     48          4.67        4.36        62         5.94       5.42
------------- ----------- ---------- ----------- ---------- ----------- ----------- ---------- -----------


Income Plan 2 - Joint and Survivor Life Income with 120 Months Guaranteed

--------------- ------------------------------------------------------------------------------------------
     Male                  Monthly Income Payment for each $1,000 Applied to this Income Plan
 Annuitant's    ------------------------------------------------------------------------------------------
                                                 Female Annuitant's Age
                   35        40        45        50        55         60        65        70        75
--------------- --------- --------- --------- --------- ---------- --------- --------- --------- ---------
      35         $3.72      3.78      3.84      3.89      3.93       3.97      4.00      4.02      4.03
      40          3.76      3.84      3.92      3.99      4.06       4.11      4.16      4.19      4.22
      45          3.79      3.89      3.99      4.09      4.19       4.27      4.34      4.40      4.44
      50          3.82      3.93      4.05      4.18      4.32       4.44      4.55      4.64      4.71
      66          3.83      3.96      4.10      4.26      4.44       4.62      4.78      4.93      5.04
      60          3.85      3.98      4.14      4.33      4.55       4.78      5.02      5.25      5.43
      65          3.86      4.00      4.17      4.38      4.63       4.93      5.25      5.58      5.88
      70          3.87      4.01      4.19      4.42      4.70       5.04      5.44      5.89      6.33
      75          3.87      4.02      4.21      4.44      4.74       5.12      5.59      6.14      6.74
--------------- --------- --------- --------- --------- ---------- --------- --------- --------- ---------

Income Plan 3 - Guaranteed Payments for a Specified Period

------------------------------ ------------------------------------
                               Monthly Income Payment for Each
      Specified Period         $1,000 Applied to this Income Plan
------------------------------ ------------------------------------
          10 Years                           $10.06
          11 Years                              9.31
          12 Years                              8.69
          13 Years                              8.17
          14 Years                              7.72
          15 Years                              7.34
          16 Years                              7.00
          17 Years                              6.71
          18 Years                              6.44
          19 Years                              6.21
          20 Years                              6.00
------------------------------ ------------------------------------

GENERAL PROVISIONS
--------------------------------------------------------------------------------


The Entire Contract. The entire contract consists of the Master Policy, the Master Policy application, any written enrollments, and any endorsements.

All  statements  made  in  written   enrollments  are  representations  and  not
warranties. No statement will be used by us in defense of a claim or to void a Certificate unless it is included in a written enrollment.

Only our officers may change the Master Policy or Certificate or waive a right or requirement. No other individual may do this.

The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of this Certificate will adversely affect your rights under this Certificate.

We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.

Incontestability. We will not contest the validity of this Certificate after the issue date.

Misstatement of Age or Sex. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age or sex.

If we find the misstatement of age or sex after the income payments begin, we will:

     o    pay all amounts underpaid including interest; or

     o stop payments until the total payments are equal to the corrected amount plus due interest.

For purposes of the Misstatement of Age or Sex provision, due interest will be calculated at an effective annual rate of 6%.

Annual Statement. At least once a year, prior to the payout start date, we will send you a statement containing account value information. The information presented will comply with any applicable law.

Settlements. We may require that this Certificate be returned to us prior to any settlement. We must receive due proof of death of the owner or annuitant prior to settlement of a death claim. Due proof of death is one of the following:

     o    a certified copy of a death certificate; or

     o a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

     o    any other proof acceptable to us.

Any cash surrender or death benefit under this Certificate will not be less than the minimum benefits required by Delaware.

Deferment of Payments. We reserve the right to defer payment of any partial withdrawal or full surrender for up to six months after the date you request it.



                          Custom Annuity and Custom G&I
 Enrollment for Coverage under Group Annuity Contract(s) issued to Dean Witter Reynolds, Inc.
        Issued by Northbrook Life Insurance Company, Northbrook, Illinois
 Send Enrollment to: Northbrook Life Insurance Company [P.O. Box 9030, North Suburban, IL 60197-9030]

------------------------------------------------------------------------------------------------------------
1.  Total Purchase Payment           2.   Annuity Plan (check only one Plan
    $___________________             |_|  Custom Annuity (fill in Sub-account Allocation (s))
                                          $_______for_____year(s)         $________for_____years
                                          $_______for_____years           $________for_____years
                                          $_______for_____years           $________for_____years
                                          $_______for_____years           $________for_____years
                                          $_______for_____years           $________for_____years

                                     |_|  Custom Growth & Income Annuity for ______years (5 - 10)

--------------------------------------- --------------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------------
3.  Federal Withholding Election Do you wish to have Federal Income Tax withheld from you annuity payments?

    |_| Yes    |_|  No
--------------------------------------- --------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
4.  Owner(s)          |_| Male              |_|  Female                                       (mm / dd / yy)
    Name  ___________________________________ Soc. Sec. No. ____________________  Birthdate _________________
    Address _________________________________ City  ____________________________  State _____  Zip __________
                      |_|  Male             |_|  Female
    Name  ___________________________________ Soc. Sec. No. ____________________  Birthdate _________________
    Address _________________________________ City  ____________________________  State _____  Zip __________

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
5.  Annuitant  (Leave blank if  Annuitant  same as sole Owner or if this annuity will be part of an IRA, 403(b),  or SEP) (Defining life only, not entitle to benefits)
                      |_|  Male            |_|  Female         Relationship to Owner _____________
    Name  ___________________________________ Soc. Sec. No. ____________________   Birthdate _________________
    Address _________________________________ City  ____________________________   State _____ Zip  __________

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6.      Beneficiary(ies) (Entitled to benefits upon last Owner's death)

    Name  ___________________________________  Relationship to Owner ____________________

    Name  ___________________________________  Relationship to Owner ____________________

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7.  Replacement Will this annuity replace or change any existing annuity or life
    insurance?   |_|  Yes|_|  No  (If  yes,  complete  the  following.)

Company   _____________________________________________  Policy No. ____________________________________
Cost basis amount _____________________________________  Policy Date ___________________________________

(Intended to qualify as a 1035 exchange? |_| Yes |_| No (if yes, attach copy of signed Absolute Assignment form.)
------------------------------------------------------------------------------------------------------------
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8. Tax Qualified Plan |_| Yes |_| No (If yes, complete the following)
    |_|  IRA Rollover      |_|  IRA Transfer       |_|IRA/Year of Contribution ______  |_| 401(a)(pension)
    |_|  403(b)(TSA)       |_|  SEP/Year of Contribution ________(Attach Form 5305)    |_| Other __________

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9.      Special Instructions



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    A copy of this  Enrollment  signed by the Account  Executive will be receipt for the first purchase payment. If this Enrollment is declined,  Northbrook Life
Insurance  Company  ("Northbrook")  will have no liability  except to return the first
purchase payment.
    I have read the above  statements  and represent  that they are complete and true to the best of my knowledge and belief.  I agree that this Enrollment shall be a part of the  Certificate  issued by  Northbrook.  Northbrook  may add to or correct the Enrollment in space labeled "Home Office  Endorsement." By accepting the  Certificate  issued,  I  agree  to any  additions  or  corrections  to this
Enrollment.  Northbrook will obtain written  agreement from me for any change in the benefits, type of plan, or birth dates.

     I UNDERSTAND  THAT  WITHDRAWALS  AND  SURRENDERS MAY BE SUBJECT TO A MARKET
VALUE  ADJUSTMENT IF EXERCISED  PRIOR TO THE END OF A RATE GUARANTEE  PERIOD.  I
ALSO ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS FOR THIS PRODUCT.

Signed at _________________________________________________________________  Date _____/_____/_____
                      City                                State

Signature(s) of Owner(s)  _____________________________________________________________________________

------------------------------------------------------------------------------------------------------------
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Home Office Endorsement


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AE Use Only Do you have any reason to believe  that the  Certificate(s)  applied
for is (are) to replace or change any existing  annuity or life  insurance?  |_|
YES |_| NO
    AE's Signature _____________________________________________  Quote # _____________________________
    Branch/AE No. ___________ Phone Number (____) ______________  Transaction # _______________________

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